EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-274274 and 333-251509) and on Form S-8 (File No. 333-205821) of our report dated May 14, 2026, with respect to our audits of the consolidated financial statements of Tantech Holdings Ltd and its subsidiaries, which appears in this Annual Report on Form 20-F for the years ended December 31, 2025 and 2024.

/s/ YCM CPA INC.

PCAOB ID 6781

Irvine, California

May 14, 2026